[EXECUTION COPY]





           SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES

                         dated as of May 10, 1996

                                     between

                                  HANCOCK BANK,
                         not in its individual capacity,
                             but solely as Trustee,

                                       and


                        BA LEASING & CAPITAL CORPORATION,
                                    as Agent.

*****************************************************************

     THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS OF TUNICA COUNTY, MISSISSIPPI UNDER THE NAMES OF HANCOCK BANK, NOT IN ITS INDIVIDUAL CAPACITY, EXCEPT AS EXPRESSLY STATED HEREIN, BUT SOLELY AS TRUSTEE, AND BA LEASING & CAPITAL CORPORATION FEDERAL I.D. 94-1627057 AS "AGENT."

THIS IS A FIXTURE FILING AND THE RECORD OWNERS OF THE PROPERTY LOCATED IN THE COUNTY OF TUNICA, STATE OF MISSISSIPPI ARE HANCOCK BANK AND BA LEASING & CAPITAL CORPORATION.

THIS INSTRUMENT IS A "SECURITY AGREEMENT" AS THAT TERM IS DEFINED IN SECTION 75-9-105(l) OF THE MISSISSIPPI CODE OF 1972, AS AMENDED.

THIS SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES SECURES A LINE OF CREDIT TO BE USED PRIMARILY FOR BUSINESS OR COMMERCIAL PURPOSES AND IS ENTITLED TO THE LIEN PROTECTION PROVISIONS IN SECTION 89-1-49 OF THE MISSISSIPPI CODE OF 1972, AS AMENDED.

                          INDEXING INSTRUCTIONS:

Part of the Northwest 1/4 and Southwest 1/4 of Section 5, Township 3 South, Range 10 West of Tunica County, Mississippi.









           SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES


     THIS SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES (this "Security Agreement"), dated as of May 10, 1996, is made by HANCOCK BANK, not in its individual capacity but solely as Trustee ("Grantor") under that certain Trust Agreement dated as of May 10, 1996, between BL Development Corp. and Grantor, in favor of BA LEASING & CAPITAL CORPORATION, as Agent ("Agent") for the Lenders.


                           W I T N E S S E T H:

     WHEREAS, Grantor, Agent, Co-Agents, the Lead Manager, the Lenders, Guarantors and BL Development Corp., a Minnesota corporation, as Lessee ("Lessee") and Construction Agent, have entered into that certain Participation Agreement, dated as of May 10, 1996 (as amended, modified or supplemented from time to time, the "Participation Agreement"); and

     WHEREAS, concurrently herewith pursuant to the Participation Agreement, (i) Grantor will obtain Loans from the Lenders pursuant to the Loan Agreement, the proceeds of which will be used to provide funding for the purchase, construction and installation of the Hotel and certain items of Equipment, and (ii) Grantor, as lessor, and Lessee, as lessee, are entering into the Lease; and

     WHEREAS, it is a condition precedent to the consummation by the Lenders of the transactions to be consummated on each Advance Date that Grantor execute and deliver this Security Agreement as security for Grantor's obligations under the Loan Agreement; and

     WHEREAS, it is in the best interests of Grantor that the transactions contemplated by the Operative Documents occur; and

     WHEREAS, Grantor has duly authorized the execution, delivery and performance of this Security Agreement;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to enter into the transactions contemplated by the Operative Documents, Grantor agrees as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Collateral" is defined in Section 2.1.

     "Secured Obligations" is defined in Section 2.2.

     SECTION 1.2. Participation Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in Appendix 1 to the Participation Agreement, a copy of which is attached hereto as Annex I.

     SECTION 1.3. UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Security Agreement, including its preamble and recitals, with such meanings.


                                ARTICLE II

                                SECURITY INTEREST

     SECTION 2.1. Grant of Security. Grantor hereby assigns and pledges to Agent, and hereby grants to Agent, for the benefit of the Lenders, a security interest in and to all of the following, whether now existing or hereafter arising or acquired (the "Collateral"):

          (i) all of Grantor's right, title and interest in, to and under the Hotel and each item of Equipment;

          (ii) all of Grantor's right, title and interest in, to and under each Bill of Sale and each Certificate of Acceptance;

          (iii) all of Grantor's right, title and interest in, to and under the Participation Agreement, the Lease, each Deed of Trust and each Lease Supplement, including the security interest granted thereunder in favor of the Grantor and including all rights to receive payments thereunder (including Rent) other than Excluded Amounts;

          (iv) all of Grantor's right, title and interest in, to and under the Guaranty, the Construction Agency Agreement, the Security Documents and the other Operative Documents;

          (v) all of Grantor's right, title and interest in, to and under the Construction Documents and any and all contracts and permits (to the extent assignable) necessary to operate and maintain the Hotel, or any portion thereof;

          (vi) all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing; and

          (vii) all products, accessions, rents (including, without limitation, all hotel room rents or related accounts receivable), issues, profits, returns, income and proceeds and Cash Collateral (as defined in the Bankruptcy Code) of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in the foregoing clauses of this Section 2.1, proceeds deposited from time to time in any lockboxes of the Grantor, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

     Grantor hereby assigns, transfers and conveys to Agent all payments (except Excluded Amounts) payable by Lessee under the Lease.

     SECTION 2.2. Security for Obligations. This Security Agreement secures the payment of all obligations of Grantor now or hereafter existing under the Notes, the Loan Agreement and any other Operative Document to which it is a party, whether for principal, interest, costs, fees, expenses or otherwise, and all other obligations of Grantor to the Lenders howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereinafter existing or due or to become due (all such obligations being the "Secured Obligations").

     SECTION 2.3. Continuing Security Interest; Transfer of Notes. This Security Agreement shall create a continuing security interest in the Collateral and shall

          (a) remain in full force and effect until the payment in full of all Secured Obligations and the termination of the Commitments and any other commitments of the Lenders to or for the benefit of Grantor;

          (b) be binding upon Grantor, its successors, transferees and assigns; and

          (c) inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and its successors, transferees and assigns.

Without limiting the generality of the foregoing clause (c), each transferee of a Note shall, upon such transfer, become vested with all the rights and benefits in respect thereof granted under any Operative Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer. Upon the payment in full and performance of all Secured Obligations and the termination of the Commitments, and any other commitments of the Lenders to Grantor, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, Agent will, on behalf of the Lenders and at Grantor's sole expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

     SECTION 2.4. Grantor Remains Liable. Anything herein to the contrary notwithstanding

          (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

          (b) the exercise by Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

          (c) Agent shall not have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall Agent be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties. Grantor represents and warrants unto Agent as set forth in this Article.

     SECTION 3.1.1. Ownership, No Liens, etc. To the extent provided in the Operative Documents, Grantor owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by the Security Documents, Permitted Liens and Lessee's interest in the Lease.

     SECTION 3.1.2. Compliance with Laws. Grantor is in compliance with all Applicable Laws of every Governmental Authority, the non-compliance with which might have a Material Adverse Effect.


                                ARTICLE IV

                                    COVENANTS

     SECTION 4.1. Certain Covenants. Grantor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid or the Lenders shall have any outstanding Commitments to Grantor, Agent may exercise, in its sole and absolute discretion, any and all rights and powers set forth in this Section.

     SECTION 4.1.1.  As to Collateral.

          (a) Agent may, at the expense of Grantor (subject to Section 2.8 of the Loan Agreement), endeavor to collect, as and when due, all amounts due with respect to any of the Collateral. Agent, as assignee hereunder of the Lease, may, at any time, enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

          (b) Agent is authorized to endorse, in the name of Grantor, any item, howsoever received by Agent, representing any payment on or other proceeds of any of the Collateral.

          (c) If a Lease Default shall have occurred and be continuing, then the Agent, as assignee hereunder of the Lease may declare, in its sole and absolute discretion, a Lease Event of Default and may, in its sole and absolute discretion, exercise any or all of the rights and powers and pursue any or all of the remedies of Lessor pursuant to Article X of the Lease.

     SECTION 4.1.2. Transfers and Other Liens. Except as provided in the Operative Documents, Grantor shall not:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral;

          (b) cancel or terminate the Assigned Agreements or consent to or accept any cancellation or termination thereof;

          (c) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder, except pursuant to Section 9.5 of the Participation Agreement;

          (d)  waive any default under or breach of the Assigned
     Agreements;

          (e) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person or entity, except for the security interest created by this Security Agreement, Permitted Liens or Lessee's interest in the Lease; or

          (f) take any other action in connection with the Assigned Agreements which would impair the value of the interest or rights of Grantor thereunder or which would impair the interest or rights of Agent.

     SECTION 4.1.3. Further Assurances, etc. Grantor agrees that, from time to time and at its own expense (subject to Section 2.8 of the Loan Agreement), it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will:

          (a) execute and file or record such instruments or notices as may be necessary or desirable, or as Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to Agent hereby; and

          (b) furnish to Agent, from time to time at Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.


                                    ARTICLE V

                                    THE AGENT

     SECTION 5.1. Agent Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Agent's discretion, after the occurrence of a Loan Event of Default (subject to Section 6.2 of the Loan Agreement) to take any action and to execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
     (a) above;

          (c) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral; and

          (d) to perform the affirmative obligations of Grantor hereunder (including all obligations of Grantor pursuant to Section 4.1.3).

Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

     SECTION 5.2. Agent May Perform. If Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent incurred in connection therewith shall be payable by Grantor pursuant to Section 6.2.

     SECTION 5.3. Agent Has No Duty. In addition to, and not in limitation of,
Section 2.4, the powers conferred on Agent hereunder are solely to protect Agent's interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 5.4. Reasonable Care. Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, that Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Loan Event of Default, but failure of Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                ARTICLE VI

                                 REMEDIES

     SECTION 6.1. Certain Remedies. If any Loan Event of Default shall have occurred and be continuing:

          (a) Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may exercise any and all rights and remedies of Grantor under or in connection with the Collateral, including, without limitation, any and all rights of Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten
     (10) days' prior notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of whether notice of sale has been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) All payments, except for Excluded Amounts, received by Grantor under or in connection with the Assigned Agreements or otherwise in respect of the Collateral shall be received in trust for the benefit of Agent, shall be segregated from other funds of Grantor, and shall be forthwith paid over to Agent in the same form as so received (with any necessary endorsement).

          (c) All cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Agent, be held by Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Agent pursuant to Section 6.2 and the Trustee pursuant to the Operative Documents) in whole or in part by Agent against, all or any part of the Secured Obligations in such order as Agent shall elect. Any surplus of such cash or cash proceeds held by Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 6.2.  Indemnity and Expenses.

          (a) Subject to Section 2.8 of the Loan Agreement, Grantor agrees to indemnify Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from Agent's gross negligence or wilful misconduct.

          (b) Subject to Section 2.8 of the Loan Agreement, Grantor will upon demand pay to Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Agent may incur in connection with

               (i)  the administration of this Security Agreement,

               (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,

               (iii) the exercise or enforcement of any of the rights of Agent hereunder or

               (iv) the failure by Grantor to perform or observe any of the provisions hereof.


                                   ARTICLE VII

                         MISCELLANEOUS PROVISIONS

     SECTION 7.1. Operative Document. This Security Agreement is an Operative Document executed pursuant to the Participation Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 7.2. Amendments; etc. No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 7.3. Addresses for Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be delivered in accordance with, and shall be deemed to have been given as provided in, Section 9.3 of the Participation Agreement.

     SECTION 7.4. Section Captions. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

     SECTION 7.5. Severability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

     SECTION 7.6. Counterparts. This Security Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

     SECTION 7.7. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK AND TO THE EXTENT THAT THE EXERCISE OF CERTAIN RIGHTS OR REMEDIES HEREUNDER OR UNDER THE OTHER OPERATIVE DOCUMENTS MAY REQUIRE COMPLIANCE WITH THE GAMING LAWS. THIS SECURITY AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

                         [signature page follows]




     IN WITNESS WHEREOF, Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written with actual execution on the dates set forth in the respective acknowledgements below.

                              HANCOCK BANK, not in its individual capacity but solely as Trustee under the Trust Agreement



                              By:  /s/ C. H. GIBBONS
                              Name: C. H. Gibbons
                              Title: Trust Officer

                              Address:  2510 14th Street
                                        One Hancock Plaza
                                        Gulfport, MS  39501

                              Attention:

                              Telephone No.: (601) 868-4400

                              Telecopier No.:  (601) 868-4333






                              BA LEASING & CAPITAL CORPORATION, as Agent under the Participation Agreement



                              By:  /s/ DAVID F. SCULLY
                              Name: David F. Scully
                              Title: Vice President

                              Address:  Four Embarcadero Center
                                        Suite 1200
                                        San Francisco, CA  94111

                              Attention:  Sonia Delen, AVP

                              Telephone No.: (415) 765-7372

                              Telecopier No.:(415) 765-7373





CORPORATE ACKNOWLEDGMENT
(TRUSTEE)


STATE OF MISSISSIPPI     )
                              ) ss:
COUNTY OF HARRISON       )

         Personally appeared before me, the undersigned authority in and for the said county and state, on this 13th day of May, 1996, within my jurisdiction, the within named C. H. Gibbons, duly identified before me, who acknowledged that __he is Vice President & Trust Officer of Hancock Bank, a state banking association, and that for and on behalf of said bank, and as its act and deed in the representative capacity herein stated, __he executed the above and foregoing instrument, after first having been duly authorized by said bank so to do.


                                  ------------------------------
                                  NOTARY PUBLIC



My Commission Expires:
My Commission Expires Jan. 15, 2000
- -------------------------
(Affix official seal)





CORPORATE ACKNOWLEDGMENT
(AGENT)


STATE OF NEW YORK  )
                        ) ss:
COUNTY OF NEW YORK )

          Personally appeared before me, the undersigned authority in and for the said county and state, on this 15th day of May, 1996, within my jurisdiction, the within named David F. Scully, duly identified before me, who acknowledged that he is Vice President of BA Leasing & Capital Corporation, a California corporation, and that for and on behalf of said corporation, and as its act and deed in the representative capacity therein stated, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                  /s/ KEITH D. ARNOLD
                                  ------------------------------
                                  NOTARY PUBLIC



My Commission Expires:


- -------------------------
(Affix official seal)






                                                                         ANNEX I

                                  [DEFINITIONS]
                                  Missing Copy




                                 ANNEX II

                                LEGAL DESCRIPTION

          All that tract or parcel of land lying and being in Section 5, Township 3 South, Range 10 West, Tunica County, Mississippi, as shown as containing 10.14 acres on that certain plat prepared by Rosser Lowe, a division of Rosser International, Inc. (William J. Daniel III, MS PLS No. 2031), entitled Boundary Survey of Hotel I Site, dated 19 April 1996, last revised May 6, 1996 and being more particularly described as follows:

          BEGINNING at a point at the intersection of the northerly line of a proposed private drive and the easterly right-of-way line of Village Center Road (variable width right-of-way);

          THENCE along a curve to the left having a radius of 1937.62 feet and an arc length of 221.26 feet, being subtended by a chord of North 14 degrees 46 minutes 54 seconds East for a distance of 221.14 feet, along said easterly right-of-way line, to a point;
          THENCE North 11 degrees 30 minutes 26 seconds East for a distance of
213.54 feet, continuing along said right-of-way line, to a point;
          THENCE along a curve to the right having a radius of 925.97 feet and an arc length of 518.60 feet, being subtended by a chord of South 60 degrees 42 minutes 33 seconds East for a distance of 511.85 feet, leaving said right-of-way line, to a point;
          THENCE South 44 degrees 39 minutes 53 seconds East for a distance of
203.07 feet, to a point;
          THENCE South 73 degrees 47 minutes 51 seconds East for a distance of
69.49 feet to a point;
          THENCE South 16 degrees 02 minutes 06 seconds West for a distance of
247.62 feet, to a point;
          THENCE South 28 degrees 48 minutes 07 seconds East for a distance of
136.12 feet, to a point;
          THENCE South 73 degrees 48 minutes 08 seconds East for a distance of
246.92 feet, to a point;
          THENCE South 16 degrees 11 minutes 43 seconds West for a distance of
86.34 feet, to a point;
          THENCE North 74 degrees 22 minutes 51 seconds West for a distance of
212.82 feet, to a point;
          THENCE South 61 degrees 11 minutes 56 seconds West for a distance of
118.17 feet, to a point;
          THENCE North 28 degrees 48 minutes 15 seconds West for a distance of
186.36 feet, to a point;
          THENCE South 61 degrees 12 minutes 34 seconds West for a distance of
26.14 feet, to a point;
          THENCE along a curve to the right having a radius of 108.24 feet and an arc length of 90.46 feet, being subtended by a chord of South 85 degrees 48 minutes 34 seconds West for a distance of 87.85 feet, to a point;
          THENCE along a curve to the left having a radius of 24.01 feet and an arc length of 20.84 feet, being subtended by a chord of South 86 degrees 04 minutes 56 seconds West for a distance of 20.20 feet, to a point;
          THENCE along a curve to the right having a radius of 325.60 feet and an arc length of 63.89 feet, being subtended by a chord of South 65 degrees 53 minutes 40 seconds West for a distance of 63.78 feet, to a point on the easterly line of a proposed private drive;
          THENCE along a curve to the left having a radius of 491.46 feet and an arc length of 677.16 feet, being subtended by a chord of North 37 degrees 13 minutes 01 seconds West for a distance of 624.85 feet, along said line of a proposed private drive northwesterly and westerly to the point of BEGINNING.